Exhibit 5.1
March 18, 2019
Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington 98101

Re:    Nordstrom, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as counsel to Nordstrom, Inc., a Washington corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on March 18, 2019 relating to (i) shares of common stock of the Company, no par value per share (“Common Stock”) and (ii) debt securities (“Debt Securities” and, together with the Common Stock, the “Securities”). An indeterminate amount of the Securities may be offered at indeterminate prices from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company (the “Articles”); (ii) the Amended and Restated Bylaws of the Company (the “Bylaws”); (iii) certain resolutions of the Company’s Board of Directors relating to that certain Indenture, dated as of December 3, 2007 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and relating to the Registration statement; and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

With respect to the foregoing opinions, we have assumed without independent investigation or verification, that:

A.    the issuance, sale, number or amount, as the case may be, and terms of Securities will be duly authorized and established, in accordance with the Company’s Amended and Restated Articles of Incorporation, the Bylaws and applicable Washington law (each, a “Corporate Action”) and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B.    the Debt Securities will be issued under the Indenture, the form of which has been attached as an exhibit to the Registration Statement;

C.    to the extent that the obligations of the Company under the Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

D.    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

E.    a prospectus supplement will have been prepared, delivered (including in compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable federal and state securities laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

F.    all Securities will be issued and sold in compliance with applicable federal and state securities laws;

G.    a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement” with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.    When the particular series of Debt Securities have been duly established in accordance with the terms of the Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

The opinion set forth in paragraph 2 may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions or provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to Debt Securities in denominations other than United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United states dollars at a rate of exchange prevailing on a date determined by applicable law.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Indenture. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Our opinions expressed herein reflect only (i) with respect to the opinion expressed in paragraph 1, the application of the applicable corporate laws of the State of Washington (excluding the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion); (ii) with respect to the opinion expressed in paragraph 2, the application of the applicable corporate laws of the States of New York and Washington (excluding the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such States, as to which we express no opinion); and (iii) with respect to the opinions expressed in both paragraphs 1 and 2, the federal laws of the United States of America (excluding the federal securities, environmental, employee benefit, pension, antitrust and tax laws, as to which we express no opinion).

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LANE POWELL PC
Lane Powell PC